Exhibit 99.1

Enova to Add New Independent Director to Board

CHICAGO – March 15, 2016 – Enova International (NYSE: ENVA), a technology and analytics driven online lender, today announced its intention to add a new independent director to Enova's eight member board.

David A. Fisher, Chairman and CEO of Enova, said, "We are committed to strong corporate governance practices and maintaining a highly qualified board.  We appreciate the feedback we have received from various stockholders regarding the potential addition of a new independent director and welcome ongoing input as we continue our evaluation process.  We are confident that the expansion of the board will enable us to continue to build on our strong business momentum as we execute our strategy to provide innovative products and diversify our business to deliver long-term growth and shareholder value."

SOURCE Enova International, Inc.

For further information:

Public Relations Contact:

Caroline Vasquez

Email: media@enova.com

Investor Relations Contact:

Monica Gould

Email: IR@enova.com

About Enova

Enova is a leading provider of online financial services to the large and growing number of customers who use alternative financial services because of their limited access to more traditional credit. Enova offers or arranges loans for consumers and/or financing for small businesses in all 50 states and Washington D.C. in the United States and in four foreign countries:

•	in the United States at https://www.cashnetusa.com, https://www.netcredit.com, https://www.headwaycapital.com and http://www.businessbacker.com,
•	in the United Kingdom at https://www.quickquid.co.uk, https://www.poundstopocket.co.uk and https://www.onstride.co.uk,
•	in Australia at https://www.dollarsdirect.com.au,
•	in Canada at https://www.dollarsdirect.ca, and
•	in Brazil at https://www.simplic.com.br.

Enova, through its trusted brands, uses its proprietary technology, analytics, and customer service capabilities to quickly evaluate, underwrite, and fund loans or provide financing to customers when and how they want it. Headquartered in Chicago, Enova has more than 1,100 employees serving its online customers across the globe.

Cautionary Statement Concerning Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova’s senior management with respect to the business, financial condition and prospects of Enova as of the date of this communication and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova’s business, including, without limitation, those risks and uncertainties indicated in Enova’s filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this communication.